Exhibit 99.1

Jefferies Board of Directors Declares the Distribution Date for Previously Announced Spin-Off Dividend of Vitesse Common Stock

•	Record date for distribution of Vitesse common stock confirmed as December 27, 2022

•	“When-issued” trading expected to begin on or about January 10, 2023

•	Distribution date for Vitesse common stock anticipated to be January 13, 2023

NEW YORK, January 5, 2023 – Jefferies Financial Group Inc. (NYSE:JEF) (“Jefferies”) today announced that its Board of Directors has declared the distribution date for the previously announced pro rata dividend of the outstanding shares of common stock (“Vitesse Common Stock”) of Vitesse Energy, Inc. (“Vitesse”) held by Jefferies, to be distributed effective as of 11:59 p.m. ET on January 13, 2023, to the holders of record of the common shares of Jefferies (“Jefferies Common Shares”) as of 5:00 p.m. ET on December 27, 2022, the record date for the distribution. Although Jefferies has received a private letter ruling from the Internal Revenue Service, to the effect that the spin-off will qualify as a tax-free reorganization for U.S. federal income tax purposes (subject to various limitations, representations and conditions), the distribution remains subject to the satisfaction or waiver of certain other conditions (the “Conditions”), including, among others, the Registration Statement on Form 10 relating to the spin-off having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”).

As previously announced, Jefferies shareholders will retain their current Jefferies Common Shares and, on the distribution date, each holder of Jefferies Common Shares will also receive, for every 8.49668 Jefferies Common Shares held as of the record date, a distribution of one share of Vitesse Common Stock. Fractional shares of Vitesse Common Stock will not be distributed to Jefferies shareholders. Instead, the fractional shares of Vitesse Common Stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to Jefferies shareholders who would otherwise receive a fractional share of Vitesse Common Stock.

Rich Handler, CEO of Jefferies, and Brian Friedman, President of Jefferies, remarked: “Consistent with our priorities to simplify and focus our business model and corporate structure, as well as to continue to return capital to shareholders, we are pleased to be proceeding with the Vitesse spin-off. We are excited for Vitesse to be an independent, publicly traded company, and believe that Vitesse has a strong asset base and tested business model, which we expect will position Vitesse to return significant capital to its stockholders. We each look forward to being stockholders of Vitesse and to seeing its success in the coming years.”

No action or payment is required by Jefferies shareholders to receive the shares of Vitesse Common Stock or cash in lieu of fractional shares. An Information Statement (the “Information Statement”) containing details regarding the distribution of the Vitesse Common Stock, Vitesse’s business and management following the spin-off and other information regarding the spin-off will be made available to Jefferies shareholders prior to the distribution date.

The distribution of Vitesse Common Stock is intended to be tax-free to Jefferies shareholders for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. Jefferies shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off.

Beginning on or about January 10, 2023 and continuing up to and including the distribution date, it is expected that Vitesse Common Stock will trade on a “when-issued” basis on the New York Stock Exchange (the “NYSE”) under the ticker symbol “VTS WI.” On January 13, 2023, when-issued trading of Vitesse Common Stock will end, and on January 17, 2023, Vitesse Common Stock will begin trading “regular way” on the NYSE under the ticker symbol “VTS.” Jefferies will continue to trade on the NYSE under the ticker symbol “JEF.”

Also beginning on or about January 10, 2023 and continuing up to and including the distribution date, it is expected that there will be two markets in Jefferies Common Shares. Jefferies Common Shares that trade in the “regular way” market under the symbol “JEF” will trade with an entitlement to shares of Vitesse Common Stock to be distributed pursuant to the distribution. Jefferies Common Shares that trade in the “ex-distribution” market under the symbol “JEF WI” will trade without an entitlement to shares of Vitesse Common Stock. Jefferies shareholders who sell their shares in the “regular way” market before the distribution date will also be selling their entitlement to receive Vitesse Common Stock in the distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Jefferies Common Shares on or before the distribution date.

About Jefferies

Jefferies is the largest independent, global, full-service investment banking firm headquartered in the U.S. Focused on serving clients for 60 years, Jefferies is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies’ Leucadia Asset Management division is a growing alternative asset management platform.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” “would,” or similar expressions. Forward-looking statements may include, without limitation, statements relating to the planned spin-off of Vitesse, such as the anticipated timing and implementation of the distribution of Vitesse Common Stock to Jefferies shareholders, the satisfaction or waiver of the Conditions, and the expected business operations of Vitesse following completion of the proposed spin-off. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements to materially differ from those expressed in the forward-looking statements set forth in this press release include, without limitation, risks that the proposed spin-off will not be completed in a timely manner or at all, risks of failure to satisfy any of the Conditions and risks of unexpected costs or delays to Jefferies’ ability to complete the proposed spin-off. The forward-looking statements in this press release also should be considered in light of the risks and uncertainties described in the reports Jefferies files with the SEC and in the Information Statement. You should read and interpret any forward-looking statement together with the reports Jefferies files with the SEC and the Information Statement. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.

Contacts

Jefferies Financial Group Inc.:

Jonathan Freedman (212) 778-8913

MediaContact@Jefferies.com

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